UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2015

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2015, QLT Inc. (the “Company”) announced that its Board of Directors had appointed Glen Ibbott as Vice President, Finance of the Company effective January 5, 2015 and as Interim Chief Financial Officer of the Company effective January 26, 2015. As previously reported, Sukhi Jagpal’s resignation as Chief Financial Officer of the Company will become effective on January 26, 2015.

Mr. Ibbott, age 52, has held senior finance positions with multiple U.S. and Canadian exchange-listed pharmaceutical and biotechnology companies. From 2010 through August 2014, Mr. Ibbott served as Vice President of Finance (and CFO of Targeted Therapies) at Nordion Inc., a New York Stock Exchange and Toronto Stock Exchange (“TSX”)-listed global specialty health science company. From 2008 to 2010, Mr. Ibbott served as Corporate Controller of International Forest Products Ltd., a TSX-listed forest products company. Mr. Ibbott is a Chartered Accountant and a Certified Public Accountant.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. Ibbott, which sets forth the terms of Mr. Ibbott’s employment. As Vice President, Finance and then as Interim Chief Financial Officer, Mr. Ibbott will earn an annual base salary of CAD $275,000 and will receive health-related benefits, retirement savings plan contributions, paid vacation, expense reimbursement, and participation rights in the Company’s Cash Incentive Compensation Plan in accordance with Company policies. In connection with his employment, Mr. Ibbott will also receive the award of options to purchase 100,000 common shares of the Company, which vest over a three-year period, and a cash retention bonus of CAD $100,000 payable in January 2016 (the “Retention Bonus”), provided that he maintains active employment with the Company through December 31, 2015. In the event that the Company terminates Mr. Ibbott’s employment prior to December 31, 2015, other than for cause, Mr. Ibbott will be entitled to four months’ advance notice of termination or four months’ severance pay in lieu thereof, as well as payment of his Retention Bonus. If the Company terminates Mr. Ibbott, other than for cause, after December 31, 2015, Mr. Ibbott will be entitled to an additional month of advance notice of termination or severance pay for each year of service to the Company, up to a maximum of 12 months prior notice of termination or severance pay. Following termination of employment, Mr. Ibbott will be bound by non-competition and non-solicitation terms, which prohibit him from participating in a competitive business or soliciting the Company’s customers or employees for a period of one year following the termination of his employment.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.76 hereto.

Item 7.01 Regulation FD Disclosure.

On January 5, 2015, the Company issued a press release announcing the appointment of Mr. Ibbott as described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.76	Employment Agreement, effective as of January 5, 2015, by and between the Company and Glen Ibbott

99.1	Press Release dated January 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Geoffrey F. Cox
Name:	Geoffrey F. Cox
Title:	Interim Chief Executive Officer

Date: January 5, 2015

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